CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “Agreement”), is entered into as of March 9, 2017, by and between INTELLIGENT HIGHWAY SOLUTIONS, INC., a corporation incorporated under the laws of the State of Nevada and located at 9516 Rossport way Elk Grove, California 95624 (“IHSI”) and TCA GLOBAL CREDIT MASTER FUND LP, a limited partnership organized and existing under the laws of the Cayman Islands and located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 (“TCA”, and together with IHSI, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2017 and made effective as of March 9, 2017 by and among IHSI, TCA, Cresent Construction Company, Inc., a corporation incorporated under the laws of the State of North Carolina, TCA Cresent Construction Company, LLC, a limited liability company organized and existing under the laws of the State of Florida (the “Company”) and certain other Credit Parties (as defined therein) (the “Credit Agreement”);

WHEREAS, TCA owns one thousand (1,000) Class A Membership Units of the Company (the “Class A Units”) and nineteen thousand (19,000) Class B Membership Units of the Company (the “Class B Units” and together with the Class A Units, the “Membership Units”) (representing twenty percent (20%) of the Membership Units of the Company;

WHEREAS, in connection with the Credit Agreement, TCA desires, subject to the terms and conditions contained herein, to grant to IHSI the right to purchase Membership Units of the Company from TCA (the “IHSI Call Option”), and IHSI wishes to accept the IHSI Call Option;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day on which banks are open for business in the City of New York, United States of America.

“Charter Documents” of any Person means any by-laws, charter, memorandum, certificate of incorporation, articles of association, or other similar document of such Person.

“Class A Units” has the meaning set forth in the preamble to this Agreement.

“Class B Units” has the meaning set forth in the preamble to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Credit Agreement” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” means (a) the Membership Units; (b) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in the Company and (b) any irrevocable capital contribution, option, warrant, purchase right, conversion right, exchange rights or other contractual obligation which would entitle any Person to acquire any such interest in the Company or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of the Company (including stock appreciation, phantom stock, profit participation or other similar rights).

“Exercise Price” means the payment in an amount equal to Ten and No/100 United States Dollars ($10.00).

“IHSI” has the meaning set forth in the preamble to this Agreement.

“IHSI Call Option” has the meaning set forth in the recitals to this Agreement.

“Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, fiduciary assignment and any security or similar agreement of any kind or nature whatsoever.

“Membership Interests” means the membership interests of the Company, and it includes any and all voting and economic rights relating thereto, and any rights to declared or undeclared distributions, rights to reserves, capital contributions, paid-in surplus, and any other Equity Interests in the Company.

“Membership Units” has the meaning set forth in the recitals to this Agreement.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Proceeding” means any action, suit, charge, hearing, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation.

“Party(ies)” has the meaning set forth in the preamble to this Agreement.

“TCA” has the meaning set forth in the preamble to this Agreement.

“US$” means the lawful currency of the United States of America.

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Section 1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement, and references herein to “Articles” or “Sections” refer to Articles or Sections of this Agreement. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

ARTICLE II

GRANTING OF THE CALL OPTIONS

Section 2.1. IHSI Call Option. Upon the terms and subject to the conditions set forth in this Agreement, TCA hereby grants IHSI an irrevocable right to purchase the Membership Interests from TCA at the Exercise Price, provided, however, such right shall not be available until such time as all Obligations in connection with the Credit Agreement, the Revolving Note, the Fee Note and any other Loan Document executed in connection therewith are completely and fully satisfied.

Section 2.2. IHSI Exercise. IHSI shall be permitted to exercise the IHSI Call Option to purchase the Membership Interests owned by TCA, equal to twenty percent (20%) of the Membership Interests of the Company upon the full satisfaction and payment to TCA of the Exercise Price.

Section 2.3. IHSI Exercise Process. IHSI shall exercise the IHSI Call Option by delivering a written notice to TCA setting forth IHSI’s irrevocable election to exercise the IHSI Call Option (the “Exercise Notice”). The sale of the Membership Interests pursuant to Section 2.2 shall close at a time and place reasonably acceptable to IHSI and TCA within ten (10) Business Days after TCA’s receipt of the Exercise Notice. At such closing, IHSI shall pay the Exercise Price to TCA in immediately available funds, upon which payment TCA shall deliver evidence showing that ownership of the Membership Interests has been registered in the name of IHSI, free and clear from any Lien, in the records of the Company.

Section 2.4. TCA Call Option. IHSI hereby grants TCA an irrevocable right to purchase the Membership Interests owned by IHSI, equal to eighty percent (80%) of the Membership Interests of the Company (the “TCA Call Option”) at the Exercise Price, upon an Event of Default under Section IV of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF IHSI

IHSI hereby represents and warrants to TCA as follows:

Section 3.1. Legal Capacity. IHSI has full legal capacity to enter into this Agreement and consummate the transactions described herein, if any.

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Section 3.2. Authorizations. IHSI has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action. This Agreement constitutes, legal, valid and binding obligations of IHSI, enforceable against IHSI in accordance with its terms.

(b)       All consents, waivers, approvals, authorizations, exemptions, registrations, filings, licenses or declarations required to be made or obtained by IHSI in connection with (i) the execution, delivery or enforceability of this Agreement or (ii) the consummation of any of the transactions described herein, have been duly made or obtained by IHSI.

Section 5.3. No Conflicts, etc. (a) Neither the execution and delivery by IHSI of this Agreement, nor the performance by IHSI of its obligations hereunder, nor the consummation of the transactions contemplated herein, will conflict with or violate any provision of any agreement to which IHSI is a party.

(b)       There is no Proceeding pending or, to the knowledge of IHSI, threatened against IHSI (i) which questions the validity of, or the obligations of IHSI under this Agreement, or (ii) which seeks to impede, enjoin or invalidate the transactions contemplated herein, in whole or in part.

ARTICLE IV

EVENTS OF DEFAULT

If IHSI or the Credit Parties shall have defaulted or failed to comply with the due observance or performance of any material term, covenant or agreement contained this Agreement, the Credit Agreement, the Revolving Note, the Fee Note or any other Loan Documents, or IHSI or the Credit Parties shall have defaulted in any material obligation to TCA or the Company, or any affiliate thereof, and such failure to comply shall continue uncured beyond the applicable cure period (provided that if no specific cure period is provided, the cure period shall be ten (10) days after notice of such default is delivered by TCA to IHSI), (i) the IHSI Call Option shall immediately terminate; (ii) TCA may, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by IHSI, take any further action available at law or in equity, including, without limitation, sell the Membership Interests to any Person; and (iii) TCA shall be entitled to exercise the TCA Call Option upon payment to IHSI of the Exercise Price, as set forth in Section 2.4 of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. Any notice, request or other communication to be given or made under this Agreement to the Parties shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) business days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the Party given or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a Party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Agreement.

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If to IHSI:	Intelligent Highway Solutions, Inc.
9516 Rossport Way
Elk Grove, California 95624
Attn: Philip Kirkland
E-Mail: Philip@hwysolutions.com

If to TCA:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

Section 5.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 5.3. Entire Agreement. This Agreement sets forth the entire understanding and agreement between the Parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 5.4. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the Parties hereto.

Section 5.5. No Set-Off. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 5.6. Applicable Law; Venue. Except in the case of the Mandatory Forum Selection Clause, which clause shall be governed and interpreted in accordance with Florida law, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

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Section 5.7 MANDATORY FORUM SELECTION. (a) THE PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA OR CLARK COUNTY, NEVADA, AS DETERMINED BY TCA IN ITS SOLE AND ABSOLUTE DISCRETION. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. IHSI HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. IHSI HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AND GUARANTORS AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

(b)       EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(c)       To the extent that any Party may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), or to the extent it might have the right to have a jury trial, such Party hereby irrevocably waives and agrees not to, as the case may be, claim or exercise, such immunity and right to jury trial to the fullest extent permitted by the laws of such jurisdiction.

Section 5.8. No Third Party Rights; Assignment. This Agreement is intended to be solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any other Person. All rights and obligations hereunder and under any agreements and documents executed and delivered in connection herewith shall not be assignable without the prior written consent of the other Party.

Section 5.9. Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless evidenced in writing signed by the Parties hereto referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in writing signed by the Party sought to be charged with such waiver and referring specifically to the term or condition to be waived. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

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Section 5.10. Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

Section 5.11. Specific Performance. The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any Party, damages would not be an adequate remedy and each of the other Parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the Parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 5.12. Further Assurances. Without limiting the generality of the foregoing, each Party to this Agreement agrees to take all necessary actions to ensure that the provisions of this Agreement are implemented. At the reasonable request of any other Party hereto and without further consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.13. Confidentiality. Except as may be required by applicable law or as otherwise agreed among the Parties hereto, neither Party shall at any time divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, without first obtaining the prior written consent of the other Parties hereto, except that the foregoing restriction shall not apply to any such information that (i) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; (ii) was already known to the recipient as evidenced by prior written documents in its possession; (iii) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing Party hereunder; (iv) is developed by or on behalf of the receiving Person, without reliance on confidential information received hereunder; (v) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction, or (vi) is disclosed to any professional advisor of the recipient in connection with the performance of its duties.

[signature page follows]

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IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

By:
Name:	Philip Kirkland
Title:	Secretary and Treasurer

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Master Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Managing Director

[signature page to Call Option Agreement]

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